As filed with the Securities and Exchange Commission on February 2, 2011.

Registration No. 333-168719

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 7

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Aveon Group L.P.

(Exact name of registrant as specified in its charter)

Delaware	6282	27-1767815
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

The America’s Cup Building

30 Doaks Lane

Marblehead, Massachusetts 01945

Telephone: (781) 639-3000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Randy Carrigan

Chief Legal Officer

Aveon Management L.L.C.

The America’s Cup Building

30 Doaks Lane

Marblehead, Massachusetts 01945

Telephone: (781) 639-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David S. Huntington John C. Kennedy Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019 Telephone: (212) 373-3000 Facsimile: (212) 757-3990	David J. Goldschmidt Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Telephone: (212) 735-3000 Facsimile: (212) 735-2000

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory note

This Amendment No. 7 to the Registration Statement on Form S-1 of The Aveon Group L.P. (“Amendment No. 7”) does not relate to the contents of the preliminary prospectus contained in our Registration Statement on Form S-1, which is not amended hereby. Accordingly, this Amendment No. 7 does not include a copy of our preliminary prospectus. This Amendment No. 7 is being filed solely for the purpose of filing one additional exhibit as indicated in Item 16 of Part II, and updating Item 14 of Part II in connection therewith.

Part II

Information not required in prospectus

Item 13.	Other expenses of issuance and distribution.

The following table sets forth the expenses payable by the Registrant in connection with the issuance and distribution of the common units being registered hereby. All of such expenses are estimates, other than the filing and listing fees payable to the Securities and Exchange Commission, the Financial Industry Regulatory Authority and the New York Stock Exchange.

Filing Fee—Securities and Exchange Commission	$24,354.97
Fee—Financial Industry Regulatory Authority	$29,388.00
Listing Fee—New York Stock Exchange	$163,000.00
Fees and Expenses of Counsel	$2,930,000.00
Printing Expenses	$600,000.00
Fees and Expenses of Accountants	$420,000.00
Transfer Agent and Registrar’s Fees	$20,000.00
Miscellaneous Expenses	$100,000.00

Total	$4,286,742.97

Item 14.	Indemnification of directors and officers.

The section of the prospectus entitled “Material provisions of The Aveon Group L.P. partnership agreement—Indemnification” discloses that we will generally indemnify our general partner; any departing general partner; any person who is or was a member, partner, tax matters partner, officer or director of the general partner or any departing general partner; any officer or director of the general partner or any departing general partner who is or was serving at the request of a general partner or any departing general partner as an officer, director, employee, member, partner, tax matters partner, agent, fiduciary or trustee of another person; or any person designated by our general partner in its sole discretion to the fullest extent permitted by the law and from against all losses, claims, damages or similar events and is incorporated herein by this reference. Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

In connection with this offering, we will obtain liability insurance for our directors and officers. Such insurance will be available to our directors and officers in accordance with its terms.

Reference is made to the form of underwriting agreement filed as Exhibit 1.1 hereto for provisions providing that the underwriters are obligated under certain circumstances to indemnify our directors, officers and controlling persons against certain liabilities under the Securities Act of 1933, as amended.

Item 15.	Recent sales of unregistered securities.

Not applicable.

Item 16.	Exhibits and financial statement schedules.

Exhibit index

1.1	Underwriting Agreement

2.1	Purchase Agreement dated as of July 8, 2010 by and among Aveon Holdings I L.P., Banyan Capital Partners, LLC and Laurence R. Benedict**

2.2	Purchase Agreement dated as of November 1, 2010 by and among Aveon Holdings I L.P., Brownstone Investment Partners, LLC, Oren Cohen, Curt Schade, The Cohen Family Spray Trust, Douglas B. Lowey, Barret Naylor and The Lowey Family Spray Trust**

2.3	Purchase Agreement dated as of November 12, 2010 by and among Aveon Holdings I L.P., CastleRock Management, LLC, Paul Tanico, Ellen Adams, Daniel Sheridan and Maria Lamari Burden**

2.4	Purchase Agreement dated as of April 16, 2010 by and among Aveon Holdings I L.P., Chesapeake SP Partners, LLC, Chesapeake Capital Corporation and Chesapeake Holding Company**

2.5	Purchase Agreement dated as of November 11, 2010 by and among Aveon Holdings I L.P., Conquest Capital MM LLC and Conquest Capital Group, LLC**

2.6	Purchase Agreement dated as of February 24, 2010 by and among Aveon Holdings I L.P., Cura Capital (GP), LLC, Thomas Schnepp, Michael Pintar, Patrick Moroney and Michael Vacca**

2.7	Amendment No. 1 to the Purchase Agreement dated as of February 24, 2010, by and among Aveon Holdings I L.P., Cura Capital (GP), LLC, Thomas Schnepp, Michael Pintar, Patrick Moroney and Michael Vacca, effective as of June 30, 2010, by and among Aveon Holdings I L.P., Cura Capital (GP), LLC, Thomas Schnepp, Michael Pintar, Patrick Moroney and Michael Vacca**

2.8	Amendment No. 2 to the Purchase Agreement dated as of February 24, 2010, by and among Aveon Holdings I L.P., Cura Capital (GP), LLC, Thomas Schnepp, Michael Pintar, Patrick Moroney and Michael Vacca, effective as of November 15, 2010, by and among Aveon Holdings I L.P., Cura Capital (GP), LLC, Thomas Schnepp, Michael Pintar, Patrick Moroney and Michael Vacca**

2.9	Purchase Agreement dated as of August 5, 2010 by and among Aveon Holdings I L.P., Glenrock Asset Management Associates, LP, Glenrock, Inc., Glenrock Holdings, LLC, GRECAP, LLC, Mark Budris and Michael Katz**

2.10	Purchase Agreement dated as of August 4, 2010 by and among Aveon Holdings I L.P., Viridian Partners, LLC, Christopher Nygaard, Andrew Gilbert, Chris Zuech, David Jelinek, Mark Brockett and Keith Kline**

2.11	Purchase Agreement dated as of May 28, 2010 by and among Aveon Holdings I L.P., WA Partners LLC, Welton Investment Corporation and Welton Global Funds Management Corporation**

2.12	Amendment No. 1 to the Purchase Agreement dated as of August 5, 2010, by and among Aveon Holdings I L.P., Glenrock Asset Management Associates, LP, Glenrock, Inc., Glenrock Holdings, LLC, GRECAP, LLC, Mark Budris and Michael Katz, effective as of November 30 2010, by and among Aveon Holdings I L.P., Glenrock Asset Management Associates, LP, Glenrock, Inc., Glenrock Holdings, LLC, GRECAP, LLC, Mark Budris and Michael Katz**

2.13	Amendment No. 2 to the Purchase Agreement, dated as of August 5, 2010, by and among Aveon Holdings I L.P., Glenrock Asset Management Associates, LP, Glenrock, Inc., Glenrock Holdings, LLC, GRECAP, LLC, Mark Budris and Michael Katz, effective as of December 9, 2010, by and among Aveon Holdings I L.P., Glenrock Asset Management Associates, LP, Glenrock, Inc., Glenrock Holdings, LLC, GRECAP, LLC, Mark Budris and Michael Katz**

2.14	Amendment No. 1 to the Purchase Agreement dated as of November 11, 2010 by and among Aveon Holdings I L.P., Conquest Capital MM LLC and Conquest Capital Group, LLC, effective as of December 10, 2010, by and among Aveon Holdings I L.P., Conquest Capital MM LLC and Conquest Capital Group, LLC**

2.15	Amendment No. 1 to the Purchase Agreement dated as of April 16, 2010 by and among Aveon Holdings I L.P., Chesapeake SP Partners, LLC, Chesapeake Capital Corporation and Chesapeake Holding Company, effective as of December 6, 2010, by and among Aveon Holdings I L.P., Chesapeake SP Partners, LLC, Chesapeake Capital Corporation and Chesapeake Holding Company**

2.16	Amendment No. 1 to the Purchase Agreement dated as of November 1, 2010 by and among Aveon Holdings I L.P., Brownstone Investment Partners, LLC, Oren Cohen, Curt Schade, The Cohen Family Spray Trust, Douglas B. Lowey, Barret Naylor and The Lowey Family Spray Trust, effective as of December 6, 2010, by and among Aveon Holdings I L.P., Brownstone Investment Partners, LLC, Oren Cohen, Curt Schade, The Cohen Family Spray Trust, Douglas B. Lowey, Barret Naylor and The Lowey Family Spray Trust**

2.17	Amendment No. 1 to the Purchase Agreement dated as of May 28, 2010 by and among Aveon Holdings I L.P., WA Partners LLC, Welton Investment Corporation and Welton Global Funds Management Corporation, effective as of December 7, 2010, by and among Aveon Holdings I L.P., WA Partners LLC, Welton Investment Corporation and Welton Global Funds Management Corporation**

2.18	Amendment No. 1 to the Purchase Agreement dated as of July 8, 2010 by and among Aveon Holdings I L.P., Banyan Capital Partners, LLC and Laurence R. Benedict, effective as of December 21, 2010, by and among Aveon Holdings I L.P., Banyan Capital Partners, LLC and Laurence R. Benedict**

2.19	Amendment No. 1 to the Purchase Agreement dated as of November 12, 2010 by and among Aveon Holdings I L.P., CastleRock Management, LLC, Paul Tanico, Ellen Adams, Daniel Sheridan and Maria Lamari Burden, effective as of January 4, 2011, by and among Aveon Holdings I L.P., CastleRock Management, LLC, Paul Tanico, Ellen Adams, Daniel Sheridan and Maria Lamari Burden**

2.20	Amendment No. 3 to the Purchase Agreement dated as of February 24, 2010 by and among Aveon Holdings I L.P., Cura Capital (GP), LLC, Thomas Schnepp, Michael Pintar, Patrick Moroney and Michael Vacca, effective as of December 8, 2010, by and among Aveon Holdings I L.P., Cura Capital (GP), LLC, Thomas Schnepp, Michael Pintar, Patrick Moroney and Michael Vacca**

2.21	Viridian Partners, LLC and Viridian Partners II, LLC Letter Agreement dated as of December 2, 2010**

2.22	Amendment No. 2 to the Purchase Agreement dated as of November 11, 2010 by and among Aveon Holdings I L.P., Conquest Capital MM LLC and Conquest Capital Group, LLC, effective as of January 7, 2011, by and among Aveon Holdings I L.P., Conquest Capital MM LLC and Conquest Capital Group, LLC**

2.23	Viridian Partners, LLC and Viridian Partners II, LLC Letter Agreement dated as of January 11, 2011**
2.24	Viridian Partners, LLC and Viridian Partners II, LLC Letter Agreement dated as of January 19, 2011**

3.1	Amended and Restated Certificate of Limited Partnership of the Registrant**

3.2	Form of Amended and Restated Agreement of Limited Partnership of the Registrant (included as Appendix A to the prospectus)**

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding validity of the common units registered**

8.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding certain tax matters**

10.1	Form of Amended and Restated Limited Partnership Agreement of Aveon Holdings I L.P.**

10.2	Form of Amended and Restated Limited Partnership Agreement of Aveon Holdings II L.P.**

10.3	Form of Amended and Restated Limited Partnership Agreement of Aveon Holdings III L.P.**

10.4	Form of Tax Receivable Agreement**

10.5	Form of Exchange Agreement**

10.6	Form of Registration Rights Agreement**

10.7	The Aveon Group L.P. Amended and Restated Equity Incentive Plan**

10.8	Form of Amended and Restated Restricted Unit Award Agreement**

10.9	Form of Amended and Restated Limited Liability Company Agreement of Banyan Capital Partners, LLC**

10.10	Form of Banyan Capital Partners, LLC Admission Letter**

10.11	Form of Amended and Restated Limited Liability Company Agreement of Brownstone Investment Partners, LLC**

10.12	Form of Brownstone Investment Partners, LLC Admission Letter**

10.13	Form of Amended and Restated Limited Liability Company Agreement of Chesapeake SP Partners, LLC**

10.14	Form of Third Amended and Restated Limited Liability Company Agreement of Cura Capital (GP) LLC**

10.15	Form of Amended and Restated Limited Partnership Agreement of Glenrock Asset Management Associates, L.P.**

10.16	Form of Glenrock Asset Management Associates, L.P. Admission Letter**

10.17	Form of Amended and Restated Limited Liability Company Agreement of Viridian Partners, LLC**

10.18	Form of Viridian Partners, LLC Admission Letter**

10.19	Form of Amended and Restated Limited Liability Company Agreement of WA Partners, LLC**

10.20	Form of Amended and Restated Limited Liability Company Agreement of Conquest Capital MM LLC**

10.21	Form of Conquest Capital MM LLC Admission Letter**

10.22	Form of Amended and Restated Limited Liability Company Agreement of CastleRock Management, LLC**

10.23	Form of Admission Letter of CastleRock Management, LLC**

10.24	Amended and Restated Employment Agreement by and between Aveon Management L.L.C. and John J. Hassett, dated as of October 29, 2010**

10.25	Amended and Restated Employment Agreement by and between Aveon Management L.L.C. and Jeff Landle, dated as of October 29, 2010**

10.26	Amended and Restated Employment Agreement by and between Aveon Management L.L.C. and Moses Grader, dated as of October 29, 2010**

10.27	Employment Agreement by and between Aveon Management L.L.C. and Randall Carrigan, dated as of October 29, 2010**

10.28	Employment Agreement by and between Aveon Management L.L.C. and William Park, dated as of November 24, 2010**

10.29	Form of Viridian Partners II, LLC Limited Liability Company Agreement**

10.30	Form of Viridian Partners II, LLC Admission Letter**

10.31	Amendment No. 1 to the Amended and Restated Employment Agreement by and between Aveon Management L.L.C. and John J. Hassett, dated as of October 29, 2010, by and between Aveon Management L.L.C. and John J. Hassett, effective as of December 31, 2010**

10.32	Amendment No. 1 to the Amended and Restated Employment Agreement by and between Aveon Management L.L.C. and Jeff Landle, dated as of October 29, 2010, by and between Aveon Management L.L.C. and Jeff Landle, effective as of December 31, 2010**

10.33	Amendment No. 1 to the Amended and Restated Employment Agreement by and between Aveon Management L.L.C. and Moses Grader, dated as of October 29, 2010, by and between Aveon Management L.L.C. and Moses Grader, effective as of December 31, 2010**

10.34	Amendment No. 1 to the Employment Agreement by and between Aveon Management L.L.C. and Randall Carrigan, dated as of October 29, 2010, by and between Aveon Management L.L.C. and Randall Carrigan, effective as of December 31, 2010**

10.35	Amendment No. 1 to the Employment Agreement by and between Aveon Management L.L.C. and William Park, dated as of November 24, 2010, by and between Aveon Management L.L.C. and William Park, effective as of December 31, 2010**

21.1	Subsidiaries of the Registrant**

23.1	Consent of KPMG LLP**

23.2	Consent of Rothstein, Kass & Company, P.C.**

23.3	Consent of Arthur F. Bell, Jr. & Associates, L.L.C.**

23.4	Consent of Rothstein, Kass & Company, P.C.**

23.5	Consent of Deloitte & Touche**

23.6	Consent of Ernst & Young, Ltd.**

23.7	Consent of Deloitte & Touche**

23.8	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included as part of Exhibits 5.1 and 8.1)**

23.9	Consent of Brian M. Barefoot to be named as a director nominee**

23.10	Consent of Stephan Bub to be named as a director nominee**

23.11	Consent of Daniel J. Callahan Jr. to be named as a director nominee**

23.12	Consent of Andrew E. Craighead to be named as a director nominee**

23.13	Consent of John B. Fullerton to be named as a director nominee**

23.14	Consent of PricewaterhouseCoopers LLP**

23.15	Consent of McGladrey & Pullen, LLP**

23.16	Consent of McGladrey & Pullen, LLP**

24.1	Power of Attorney**

**	Previously filed.

Item 17.	Undertakings

(1) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(3) The undersigned Registrant hereby undertakes that:

(A) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(B) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 2nd day of February, 2011.

The Aveon Group L.P.

By:	Aveon Management L.L.C., its general partner

By:	/s/ John J. Hassett
Name: Title:	John J. Hassett President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 7 to the Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of February, 2011.

Signature	Title

/s/ John J. Hassett John J. Hassett	Director and Chief Executive Officer (principal executive officer)

* Jeffrey C. Landle	Director

* William H. Park	Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ John J. Hassett
Name:	John J. Hassett
Title:	Attorney-in-fact